Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of NCI Building Systems, Inc. and each related Prospectus of our report dated December 22, 2009 (except for Note 1, as to which the date is April 23, 2010) with respect to the consolidated financial statements of NCI Building Systems, Inc. for the year ended November 1, 2009, included in the Current Report (Form 8-K) of NCI Building Systems, Inc. dated April 23, 2010, filed with the Securities and Exchange Commission.

NCI Building Systems, Inc. Form S-8	File No. 333-124266

NCI Building Systems, Inc. Form S-8	File No. 333-14957

NCI Building Systems, Inc. Form S-8	File No. 333-111139

NCI Building Systems, Inc. Form S-8	File No. 333-34899

NCI Building Systems, Inc. Form S-8	File No. 333-12921

NCI Building Systems, Inc. Form S-8	File No. 333-111142

NCI Building Systems, Inc. Form S-8	File No. 333-139983

NCI Building Systems, Inc. Form S-8	File No. 333-162568

NCI Building Systems, Inc. Form S-4	File No. 333-161842

NCI Building Systems, Inc. Form S-3	File No. 333-156448
/s/ Ernst & Young LLP
Houston, Texas
April 23, 2010

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